Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces First Quarter Fiscal 2018 Results

Net Income of $159.3 Million for the First Quarter, Compared to $60.2 Million for the First Quarter Last Year

$30.5 Million Adjusted EBITDA for the First Quarter, a 17% Increase Compared to First Quarter Last Year

Assets Under Management of $30.0 Billion, a 10% Increase from First Quarter Last Year
______________________________________________________________________________

Newton, MA (February 8, 2018). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended December 31, 2017.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the first quarter fiscal 2018 results:

"We are pleased with our first quarter results, with net income attributable to The RMR Group Inc., Adjusted EBITDA and Adjusted EBITDA Margin all increasing as compared to the previous quarter and the same period last year. In addition to growth in our recurring management services revenues, this quarter we recognized $155.9 million in incentive business management fees that we earned for calendar year 2017 from three of our managed equity REITs. Finally, the quarter includes the transitional impact of the Tax Cuts and Jobs Act on our operations, with a one time net gain of $4.9 million from the remeasurement of our tax assets and liabilities at lower corporate tax rates.

Our first quarter results build on the positive momentum we realized in growing and diversifying our business since becoming a publicly traded company about two years ago. Recently, the IPO of our fifth managed equity REIT, Industrial Logistics Properties Trust, was successfully completed on January 17, 2018."

First Quarter Fiscal 2018 Highlights:

•
Total revenues for the quarter ended December 31, 2017 were $218.5 million, including $155.9 million of incentive business management fees, compared to total revenues for the quarter ended December 31, 2016 of $105.3 million, including $52.4 million of incentive business management fees.

•
For the three months ended December 31, 2017, net income was $159.3 million and net income attributable to The RMR Group Inc. was $71.1 million, or $4.39 per diluted share, compared to net income of $60.2 million and net income attributable to The RMR Group Inc. of $23.5 million, or $1.46 per diluted share, for the three months ended December 31, 2016.

•	The RMR Group Inc. earned management services revenues and incentive business management fees for the three months ended December 31, 2017 and 2016 from the following sources (dollars in thousands):

	Three Months Ended December 31,
	2017		2016
Managed Equity REITs (1)	$40,965	20.1%	$35,759	37.6%
Managed Operators (2)	6,741	3.3%	6,452	6.8%
Other	864	0.4%	516	0.5%
Total Management Services Revenues	48,570	23.8%	42,727	44.9%
Incentive Business Management Fees (3)	155,881	76.2%	52,407	55.1%
Total Management Services Revenues and Incentive Business Management Fees	$204,451	100.0%	$95,134	100.0%

(1)
Managed Equity REITs collectively refers to: Government Properties Income Trust (GOV), Hospitality Properties Trust (HPT), Select Income REIT (SIR) and Senior Housing Properties Trust (SNH). Industrial Logistics Properties Trust (ILPT) was a wholly-owned subsidiary of SIR until ILPT's initial public offering was completed on January 17, 2018.

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation and TravelCenters of America LLC (TA).

(3)
Incentive Business Management Fees for the three months ended December 31, 2017, includes fees earned from HPT, SIR and SNH of $74,572, $25,569 and $55,740, respectively, and for the three months ended December 31, 2016 includes fees only earned from HPT.

•
For the three months ended December 31, 2017, Adjusted EBITDA was $30.5 million and Adjusted EBITDA Margin was 58.4%, compared to Adjusted EBITDA of $26.1 million and Adjusted EBITDA Margin of 56.6% for the three months ended December 31, 2016. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues. Adjusted EBITDA and Adjusted EBITDA margin are calculated on recurring revenues and do not include incentive business management fees earned.

•
On December 22, 2017, the U.S government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act, or the Tax Act. The Tax Act significantly revised the U.S. corporate income tax system by, among other things, lowering corporate income tax rates. Since we have a September 30 fiscal year end, we currently expect the lower corporate income tax rate will be phased in, resulting in a federal statutory tax rate of approximately 24.5% for the fiscal year ending September 30, 2018 and 21.0% for subsequent fiscal years. This reduction in the federal statutory rate caused us to adjust our deferred tax asset and our income tax expense for the three months ended December 31, 2017.

•
As of December 31, 2017, The RMR Group Inc. had approximately $30.0 billion of total assets under management, compared to total assets under management of $28.5 billion as of September 30, 2017 and $27.2 billion as of December 31, 2016.

Reconciliations to GAAP:

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin appear later in this press release. Also, comparisons of The RMR Group Inc.'s revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, net income and net income attributable to The RMR Group Inc. for the three months ended December 31, 2017 to the three months ended December 31, 2016 are presented later in this press release.

Impact of Significant Items on Results:

To help investors better understand the impacts on our results for the quarter ending December 31, 2017 of certain individually significant items, we are presenting later in this press release detail quantifying the impact of those items on our results.

Total Assets Under Management:

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust (TRMT), plus (iv) the contributed capital of and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed Equity REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements, which are based, in part, upon the lesser of the historical cost of real estate assets or total market capitalization. For information on the calculation of assets under management of the Managed Equity REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.'s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal first quarter ended December 31, 2017 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, February 15, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10115717. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal first quarter ended December 31, 2017 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

About The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of December 31, 2017, The RMR Group LLC had approximately $30.0 billion of total assets under management, including more than 1,400 properties, and employed over 550 real estate professionals in more than 35 offices throughout the United States; the companies managed by The RMR Group LLC collectively had approximately 52,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
MR. PORTNOY STATES THAT THE RMR GROUP INC.'S FIRST QUARTER RESULTS BUILD ON THE POSITIVE MOMENTUM THE RMR GROUP INC. HAS REALIZED IN GROWING AND DIVERSIFYING ITS BUSINESS SINCE BECOMING A PUBLICLY TRADED COMPANY ABOUT TWO YEARS AGO. THIS MAY IMPLY THAT THE RMR GROUP INC. WILL BE ABLE TO CONTINUE GROWING AND DIVERSIFYING ITS BUSINESS IN THE FUTURE. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL BE ABLE TO GROW AND DIVERSIFY ITS BUSINESS IN THE FUTURE. IN FACT, THE RMR GROUP INC.'S BUSINESS COULD BECOME SMALLER AND LESS DIVERSIFIED IN THE FUTURE, AND

•
THIS PRESS RELEASE REPORTS THAT AGGREGATE INCENTIVE BUSINESS MANAGEMENT FEES OF $155.9 MILLION HAVE BEEN EARNED FROM CERTAIN MANAGED EQUITY REITS FOR THE CALENDAR YEAR 2017. AN IMPLICATION OF THIS STATEMENT MAY BE THAT INCENTIVE BUSINESS MANAGEMENT FEES MAY BE EARNED IN THE FUTURE. THE INCENTIVE BUSINESS MANAGEMENT FEES WHICH MAY BE EARNED FROM A MANAGED REIT ARE BASED UPON THAT REIT'S TOTAL RETURN PER SHARE, AS DEFINED, COMPARED TO THE TOTAL SHAREHOLDER RETURN OF AN IDENTIFIED INDEX. THE RMR GROUP INC. HAS LIMITED CONTROL OVER THE TOTAL RETURN PER SHARE OF ITS MANAGED REITS AND EFFECTIVELY NO CONTROL OVER THE TOTAL SHAREHOLDER RETURN OF ANY INDEX. THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL EARN ANY INCENTIVE BUSINESS MANAGEMENT FEES IN THE FUTURE.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2017	2016
Revenues
Management services (1)	$48,570	$42,727
Incentive business management fees	155,881	52,407
Reimbursable payroll related and other costs	12,708	9,150
Advisory services	1,382	1,010
Total revenues	218,541	105,294
Expenses
Compensation and benefits	28,918	23,232
General and administrative	6,706	5,841
Transaction and acquisition related costs	142	—
Depreciation and amortization	380	555
Total expenses	36,146	29,628
Operating income	182,395	75,666
Interest and other income	784	207
Tax receivable agreement remeasurement	24,710	—
Income before income tax expense and equity in losses of investees	207,889	75,873
Income tax expense	(48,343)	(15,673)
Equity in losses of investees	(222)	—
Net income	159,324	60,200
Net income attributable to noncontrolling interest	(88,204)	(36,690)
Net income attributable to The RMR Group Inc.	$71,120	$23,510

Weighted average common shares outstanding - basic	16,060	16,025
Weighted average common shares outstanding - diluted	16,084	16,028

Net income attributable to The RMR Group Inc. per common share - basic	$4.40	$1.46
Net income attributable to The RMR Group Inc. per common share - diluted	$4.39	$1.46

(1)    Includes business management fees earned from the Managed Equity REITs based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents for each Managed Equity REIT: a summary of its primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of December 31, 2017 and 2016, as applicable:

		Lesser of Historical Cost of Assets
		Under Management
		or Market Capitalization (a)
		As of December 31,
REIT	Primary Strategy	2017	2016
GOV	Office properties leased to government and private sector tenants	$3,611,068	$2,199,723
HPT	Hotels and travel centers	8,953,822	8,703,344
SIR	Lands and properties primarily leased to single tenants	4,887,524	4,625,559
SNH	Healthcare, senior living and medical office buildings	8,253,932	8,196,351
		$25,706,346	$23,724,977

(a)
The basis on which The RMR Group Inc. calculated its base business management fees for the three months ended December 31, 2017 and 2016 may differ from the basis at the end of the periods presented in this table. As of December 31, 2017, the market capitalization was lower than the historical costs of assets under management for HPT and SNH; the historical costs of assets under management for HPT and SNH as of December 31, 2017, were $9,964,660 and $8,449,295, respectively. For GOV and SIR, the historical costs of assets under management was lower than its market capitalization of $4,101,312 and $5,359,568, respectively, as of December 31, 2017.

The RMR Group Inc.
Impact of Certain Significant Items on Results
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the below information regarding certain individually significant items occurring or impacting its financial results for the three months ended December 31, 2017 and 2016 for supplemental informational purposes and to enhance understanding of The RMR Group Inc.'s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.'s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income.

	Three Months Ended December 31, 2017
	Impact on Net Income	Impact on Net Income Attributable to Noncontrolling Interest	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Incentive business management fees, net of tax (1)	$131,568	$(75,026)	$56,542	$3.49
Tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act (2) (3)	$24,710	$—	$24,710	$1.53
Effect of tax rate changes on deferred tax asset due to the Tax Cuts and Jobs Act (2) (4)	$(19,817)	$—	$(19,817)	$(1.23)

	Three Months Ended December 31, 2016
	Impact on Net Income	Impact on Net Income Attributable to Noncontrolling Interest	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Incentive business management fees, net of tax (1)	$41,613	$(25,313)	$16,300	$1.01

(1)	Incentive business management fees, net of tax are calculated as follows:

	Three Months Ended December 31,
	2017	2016
Incentive business management fees	$155,881	$52,407
Income tax expense related to incentive business management fees (a)	(24,313)	(10,794)
Incentive business management fees, net of tax	$131,568	$41,613

(a)
Income tax expense related to incentive business management fees is calculated based on a tax rate of approximately 15.6% and approximately 20.6% for the three months ended December 31, 2017 and 2016, respectively. Income tax expense is recognized and payable at The RMR Group Inc. holding company level and is not allocated to the noncontrolling interest as the holder of the noncontrolling interest is separately responsible for its taxes.

(2)	The tax receivable agreement and deferred tax asset are recorded at The RMR Group Inc. holding company level and are not allocated to the noncontrolling interest.

(3)	The adjustment related to the remeasurement of the amounts due pursuant to the tax receivable agreement is not taxable.

(4)	Included in income tax expense.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2017	2016
Reconciliation of EBITDA and Adjusted EBITDA:
Net income	$159,324	$60,200
Plus: income tax expense	48,343	15,673
Plus: depreciation and amortization	380	555
EBITDA	208,047	76,428
Plus: other asset amortization	2,354	2,354
Plus: operating expenses paid in The RMR Group Inc.'s common shares	566	138
Plus: transaction costs related to the initial public offering of TRMT	142	—
Plus: business email compromise fraud costs	225	—
Plus: equity in losses of investees	222	—
Less: certain other adjustments	(425)	(408)
Less: tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act	(24,710)	—
Less: incentive business management fees earned	(155,881)	(52,407)
Adjusted EBITDA	$30,540	$26,105

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding
any incentive business management fees)(2)	$52,306	$46,091
Adjusted EBITDA	$30,540	$26,105
Adjusted EBITDA Margin	58.4%	56.6%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as income tax expense, depreciation and amortization, incentive business management fees earned, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, transaction costs related to the initial public offering of TRMT, business email compromise fraud costs, equity in losses of investees, tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act and certain other adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended December 31, 2017 and 2016, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $155,881 and $52,407 that The RMR Group Inc. recognized under GAAP during the three months ended December 31, 2017 and 2016, respectively, which were earned for the calendar years 2017 and 2016, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	September 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$125,966	$108,640
Due from related parties	180,591	25,161
Prepaid and other current assets	3,370	7,092
Total current assets	309,927	140,893

Furniture and equipment	4,865	4,800
Leasehold improvements	1,075	1,094
Capitalized software costs	1,892	1,876
Total property and equipment	7,832	7,770
Accumulated depreciation	(4,833)	(4,494)
	2,999	3,276
Due from related parties, net of current portion	7,660	7,551
Equity method investments	11,890	12,162
Goodwill	1,859	1,859
Intangible assets, net of amortization	440	462
Deferred tax asset	25,391	45,541
Other assets, net of amortization	169,621	171,975
Total assets	$529,787	$383,719

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$60,215	$26,414
Total current liabilities	60,215	26,414
Long term portion of deferred rent payable, net of current portion	1,080	1,028
Amounts due pursuant to tax receivable agreement, net of current portion	34,353	59,063
Employer compensation liability, net of current portion	7,660	7,551
Total liabilities	103,308	94,056

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,164,066 shares issued and outstanding	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	96,444	95,878
Retained earnings	157,956	86,836
Cumulative other comprehensive income	84	84
Cumulative common distributions	(37,339)	(33,298)
Total shareholders’ equity	217,176	149,531
Noncontrolling interest	209,303	140,132
Total equity	426,479	289,663
Total liabilities and equity	$529,787	$383,719

[END]